CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment #2 to the Registration Statement on Form N-1A of GoodHaven Fund, a series of The GoodHaven Funds Trust (formerly GoodHaven Fund, a series of Professionally Managed Portfolios) and to the use of our report dated March 8, 2016 on the financial statements of GoodHaven Fund, a series of The GoodHaven Funds Trust.

/s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 24, 2016